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                                                                   EXHIBIT 10.59

                              JPS Industries, Inc.
                     555 North Pleasantburg Drive, Suite 202
                        Greenville, South Carolina 29607

                                  July 31, 2001

Mr. Michael L. Fulbright
620 Halton Road, #9201
Greenville, South Carolina 29607

Dear Mr. Fulbright:

         We are writing with respect to that certain letter agreement between you and JPS Industries f/k/a JPS Textile Group, Inc. (the "Company"), dated as of February 28, 1999 (the "Agreement"), pertaining to your employment by the Company. In accordance with our recent discussions, this letter/agreement amends the terms of your Agreement as follows (bolded text indicates modifications to existing Agreement):

1. Definitions. Unless otherwise specifically defined herein, each term used herein that is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby", and each other similar reference, and each reference to "this Agreement" and each other similar reference contained in the Agreement, shall from and after the date hereof refer to the Agreement as amended hereby.

2. Amendments to Section 1 (Employment). Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following in lieu therefor:

                           1. Employment. The Company agrees to employ you, and you agree to be employed by the Company, commencing on March 1, 1999 (the "Effective Date") and ending on October 31, 2003 (unless sooner terminated as hereinafter provided) (the "INITIAL Employment Period"), on the terms and subject to the conditions set forth in this Agreement (the "Agreement"); PROVIDED, HOWEVER, THAT THE INITIAL EMPLOYMENT PERIOD, AND THE TERMS AND CONDITIONS OF THIS AGREEMENT, SHALL RENEW AND EXTEND FOR A ONE (1) YEAR PERIOD BEGINNING ON NOVEMBER 1, 2003 AND ENDING ON OCTOBER 31, 2004 (ANY SUCH EXTENSION PERIOD AND THE INITIAL EMPLOYMENT PERIOD ARE COLLECTIVELY REFERRED TO HEREIN AS THE "EMPLOYMENT PERIOD"), WITHOUT ANY FURTHER ACTION BY YOU OR THE COMPANY TO EFFECTUATE SUCH RENEWAL AND EXTENSION, UNLESS (I) YOU OR THE COMPANY PROVIDE WRITTEN NOTICE TO THE OTHER PARTY ON OR BEFORE MAY 5, 2003 INDICATING THAT NO SUCH RENEWAL OR EXTENSION SHALL OCCUR ON NOVEMBER 1, 2003, IN WHICH EVENT THE EMPLOYMENT PERIOD SHALL EXPIRE ON OCTOBER 31, 2003, OR (II) SOONER TERMINATED AS HEREINAFTER


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         PROVIDED. THE NON-RENEWAL REFERENCED IN THE IMMEDIATELY PRECEDING
         SENTENCE SHALL NOT OPERATE TO DEPRIVE YOU OF ANY OF THE COMPENSATION PROVIDED FOR IN SECTION 8(D) HEREOF WITH RESPECT TO ANY TERMINATION OF YOUR EMPLOYMENT FOLLOWING NOTICE OF NON-RENEWAL, BUT PRIOR TO EXPIRATION OF THE EMPLOYMENT PERIOD.

3. Amendments to Section 3(a)(i) (Base Salary). Section 3(a)(i) of the Agreement is hereby deleted in its entirety and replaced with the following in lieu therefor:

                           (a)      (i)      Base Salary. During the Employment
                  Period, the Company shall pay you, and you shall accept from the Company for your services, a salary at (A) an initial rate of $550,000 per annum FOR THE PERIOD COMMENCING ON MARCH 1, 1999 THROUGH AND INCLUDING OCTOBER 31, 2001, AND (B) A RATE OF $600,000 PER ANNUM FOR THE PERIOD COMMENCING ON NOVEMBER 1, 2001 AND THEREAFTER, subject to increase in the Board's sole discretion (the "Base Salary"), payable in accordance with the Company's policy with respect to the compensation of executives. Your Base Salary will not be decreased during the Employment Period.

4. Amendments to Section 3(a)(ii) (Bonus). Section 3(a)(ii) of the Agreement is hereby deleted in its entirety and replaced with the following in lieu therefor:

                                    (ii)     Bonus. In addition to your Base
                  Salary, unless you voluntarily terminate your employment for other than Good Reason (as hereinafter defined), or are terminated by the Company for Cause in accordance with the requirements of paragraph 7(c) hereof (as hereinafter defined), you will be eligible to participate in the Company's 1999 Management Incentive Bonus Plan (the "1999 Bonus Plan") and receive a bonus (the "Incentive Bonus") based upon the attainment of the performance goals specified therein in an amount calculated by the Board (or its designee) which shall be not less than 50% of your Base Salary and shall not exceed 200% of your Base Salary. The Board shall establish a performance-based annual bonus program for senior executives of the Company including you for fiscal years after 1999 (a "Future Bonus Plan") and award you an annual bonus opportunity thereunder which is not less favorable than the opportunity provided pursuant to the 1999 Bonus Plan (i.e., at least 50% of your Base Salary and not more than 200% of your Base Salary) without restricting the discretion of the Board to set reasonable targets and criteria for such incentive compensation. Any bonus plan payment that is to be made for the fiscal year IN WHICH THE EMPLOYMENT AGREEMENT EXPIRES PURSUANT TO SECTION 1, shall be made to you on or before January 31 OF THE YEAR IMMEDIATELY FOLLOWING THE YEAR IN WHICH THE EMPLOYMENT AGREEMENT SO EXPIRES.


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5.       Amendments to Section 7(d) (Termination by You). The first paragraph of
         Section 7(d) of the Agreement is hereby deleted in its entirety and replaced with the following in lieu therefor:

                           (d) Termination by You. You may terminate your employment hereunder for Good Reason. For purposes of this Agreement, "Good Reason" shall mean (A) any material diminution of your duties or status from that provided for in, or any material limitation of your powers in any respect not contemplated by, paragraph 2 hereof; provided, however that you first deliver written notice thereof to the Board and the Company shall have failed to cure such diminution or limitation within thirty (30) days after receipt of such written notice or (B) any material failure by the Company to comply with paragraphs 3 through 5 hereof; provided, however that you first deliver written notice thereof to the Board and the Company shall have failed to cure such failure within ten
                  (10) days after receipt of such written notice or (C) your election to terminate your employment WITHIN NINETY (90) DAYS following a Change in Control (as hereinafter defined); provided, however that you first deliver written notice thereof to the Board or (D) your failure to be elected to the Board during the Employment Period.

6.       Amendments to Section 8(d) (Other Than for Cause or For Good Reason).
         Section 8(d) of the Agreement is hereby deleted in its entirety and replaced with the following in lieu therefor:

                           (d) Other Than for Cause or For Good Reason. If the Company shall terminate your employment other than pursuant to paragraphs 7(b) or 7(c) hereof or if you shall terminate your employment for Good Reason pursuant to paragraph 7(d) hereof, then:

                                    (i)      The Company shall continue to pay
                  you your Base Salary without interest through the later of (A) October 31, 2003 and (B) TWO YEARS from the Date of Termination, in accordance with normal payroll practices; provided, however, that in the event of your death prior to the expiration of payment hereunder, your estate or your beneficiary shall have the right to elect to receive the remaining amount hereunder in a lump sum payment; and provided, further, that IF YOUR EMPLOYMENT IS TERMINATED BY
                  (A) THE COMPANY FOR ANY REASON OTHER THAN PURSUANT TO PARAGRAPHS 7(B) OR 7(C) HEREOF or (B) YOU FOR GOOD REASON, THEN you shall have the option to require the Company to pay you the full amount required by this paragraph 8(d)(i) in one lump sum on the business day immediately following the Date of Termination [FOR AVOIDANCE OF DOUBT, THE AGGREGATE AMOUNT PAYABLE UNDER THIS SUBSECTION IS $1.2 MILLION ($600,000 ANNUAL SALARY X 2)];

                                    (ii)     The Company shall continue to pay
                  you, at the same time payable to other participants in the 1999 Bonus Plan or any Future


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                  Bonus Plan, an amount equal to the sum of (A) any bonus earned as of the Date of Termination under the 1999 Bonus Plan or any Future Bonus Plan for a fiscal year ending prior to the Date of Termination but not paid as of such date, (B) a pro rata portion (based on the number of days worked) of the target bonus payable under the 1999 Bonus Plan (which target shall be 50% of your Base Salary) or any Future Bonus Plan in effect for the fiscal year in which your Date of Termination occurs (determined without regard to whether the performance goals established under the applicable program are met) and (C) an amount equal to your target bonus (which target shall be 50% of your Base Salary) under the 1999 Bonus Plan or any Future Bonus Plan in effect for the fiscal year in which your Date of Termination occurs (determined without regard to whether the performance goals established under the applicable program are met), multiplied by TWO, provided, however, that IF YOUR EMPLOYMENT IS TERMINATED BY (A) THE COMPANY FOR ANY REASON OTHER THAN PURSUANT TO PARAGRAPHS 7(B) OR 7(C) HEREOF OR (B) YOU FOR GOOD REASON, then you shall have the option to require the Company to pay you the full amount required by this paragraph 8(d)(ii) in one lump sum on the business day immediately following the Date of Termination [FOR AVOIDANCE
                  OF DOUBT, THE AGGREGATE AMOUNT PAYABLE UNDER THIS SUBSECTION
                  IS $600,000 ($300,000 TARGET BONUS X 2)];

                                    (iii)    You shall immediately become fully
                  vested in any stock options previously granted to you hereunder or otherwise, with such options remaining exercisable for one year from the date of your termination of employment; and

                                    (iv)     The Company shall maintain in full
                  force and effect, for your continued benefit through (A) the later of October 31, 2003 and (B) TWO YEARS from the Date of Termination, all employee benefit plans and programs providing medical, dental and/or life insurance benefits in which you (and, in the case of medical and dental insurance, your spouse) were entitled to participate immediately prior to the Date of Termination; provided, however that your continued participation is possible under the general terms and provisions of such plans and programs. In the event that your participation in any such plan or program is barred, the Company shall provide you (and your spouse) with comparable benefits under a mirror benefit plan. Notwithstanding the above, if you are employed by a new employer and you (and your spouse) are eligible to and have elected to receive comparable coverage from such employer (including the waiver of any pre-existing condition limitation) at a comparable cost to you, you shall no longer be eligible to receive coverage under this paragraph.


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7.       Amendments to Section 9(a) (Restrictive Covenants and Confidentiality;
         Injunctive Relief). Section 9(a) of the Agreement is hereby deleted in its entirety and replaced with the following in lieu therefor:

                           (a) You agree, as a condition to the performance by the Company of its obligations hereunder, particularly its obligations under paragraphs 3 through 5 hereof, that from the Effective Date through THE LATER OF (X) DATE ON WHICH THE EMPLOYMENT PERIOD EXPIRES PURSUANT TO SECTION 1 HEREOF OR (Y) OCTOBER 31, 2003 (THE "NON-COMPETE EXPIRATION DATE"), and during the additional period, if any, extending until the due date of the final payment owed to you by the Company following any termination of your employment by the Company other than pursuant to paragraphs 7(b) or 7(c) hereof or by you for Good Reason pursuant to paragraph 7(d) hereof (but without regard to any election by you to take any such payment in a lump sum), and, with respect to clauses (i) and (ii) below but not clause (iii) below, during the further period of ONE (1) YEAR following THE NON-COMPETE EXPIRATION DATE or the end of any such additional period, you shall not, without the prior written approval of the Board, directly or indirectly through any other person, firm or corporation:

8. Amendments to Section 12 (Notice). Section 12 of the Agreement is hereby deleted in its entirety and replaced with the following in lieu therefor:

                           12. Notice. For purposes of this Agreement, notices and all other communications provided for shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                           If to you:

                                  Michael L. Fulbright
                                  620 Halton Road, #9201
                                  Greenville, South Carolina 29607

                           with a copy to:

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                           If to the Company:

                                  JPS Industries, Inc.
                                  555 North Pleasantburg Drive, Suite 202
                                  Greenville, South Carolina 29607
                                  Attention: Board of Directors

                           with a copy to:

                                  Jones, Day, Reavis & Pogue
                                  3500 SunTrust Plaza
                                  303 Peachtree Street, N.E.
                                  Atlanta, Georgia 30308-3242
                                  Attention: Lizanne Thomas

                  or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

9. Effect of Amendment. Except as amended hereby, the terms of the Agreement shall remain in full force and effect without change.

         Assuming this letter correctly sets forth our agreement regarding amendments to the Agreement, please sign duplicate acknowledgment copies of same and return one to me.

                                    Very truly yours,

                                    JPS INDUSTRIES, INC.

                                    By:      /s/ Charles R. Tutterow
                                       ----------------------------------------
                                    Title:   Executive Vice President and Chief
                                             Financial Officer

This letter correctly sets forth the amendments to terms and conditions of the Agreement pertaining to my employment by the Company.


/s/ Michael L. Fulbright
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Michael L. Fulbright